UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 25, 2012
Accretive Health, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34746	02-0698101

(State or Other Juris- diction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

401 North Michigan Avenue, Suite 2700, Chicago, Illinois	60611

(Address of Principal Executive Offices)	(Zip Code)
Registrant's telephone number, including area code: (312) 324-7820

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Settlement of Minnesota Litigation

As previously reported, on January 19, 2012, the State of Minnesota, by its Attorney General, filed a complaint against Accretive Health, Inc. (the “Company”) in the United States District Court for the District of Minnesota alleging violations of federal and Minnesota state health privacy laws and regulations, Minnesota debt collection laws, and Minnesota consumer protection laws resulting from, among other things, the theft in Minnesota in July 2011 of an employee's laptop that contained protected health information. The complaint was amended by a First Amended Complaint filed by the Minnesota Attorney General on February 29, 2012 and a Second Amended Complaint filed by the Minnesota Attorney General on July 3, 2012 (as so amended, the “Lawsuit”). The Company moved to dismiss each of the complaints in their entirety with prejudice asserting that the complaints are without merit.

The Company wishes to eliminate the distractions caused by the Lawsuit and has chosen to voluntarily cease its remaining operations in Minnesota. Therefore, on July 30, 2012, without any admission of liability or wrongdoing, the Company and the Minnesota Attorney General entered into a settlement agreement, release and order (the “Settlement Agreement”) to settle the Lawsuit and resolve fully all disputes which in any way relate to, arise out of, emanate from, or otherwise involve the Lawsuit and all investigations by the Minnesota Attorney General, the Minnesota Department of Commerce and the Minnesota Department of Human Services relating to the Company.

The Settlement Agreement, a copy of which is attached hereto as Exhibit 99.1 and incorporated herein by reference, includes a $2,490,400 settlement sum and contemplates potential restrictions on any future Minnesota operations should the Company choose to resume operations in the state after a designated period of time.

Financial and Operational Impact of Settlement

The Company believes that its compliance with the terms of the Settlement Agreement will not have a material adverse effect on the Company's financial condition.

As a result of the Settlement Agreement, the Company will wind down its remaining Minnesota operations. The Company has not yet determined the date by which it will complete the wind down process. As of the date hereof, the combined Projected Contracted Annual Revenue Run-Rate (PCARR) for Minnesota operations was between $23 million and $25 million. For a description of the definition, uses and limitations of PCARR, please see footnote (4) to the table setting forth the Company's consolidated results of operations under the heading “Management's Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Quarterly Report on Form 10-Q filed with the SEC on May 9, 2012.

Separately, due to, among other things, costs for winding down its Minnesota operations, expenses associated with responding to the Lawsuit, and greater than expected operating costs resulting from the distractions posed by the Lawsuit, the Company expects that its non-GAAP adjusted EBITDA for the quarter ended June 30, 2012 will be significantly lower than its non-GAAP adjusted EBITDA for the corresponding period in the prior year. The Company will provide updated fiscal 2012 guidance for revenue, non-GAAP adjusted EBITDA and non-GAAP adjusted diluted earnings per share in connection with its earnings announcement for the quarter ended June 30, 2012.

Safe Harbor Statement

The above statements regarding the anticipated financial and operational impact of the Settlement Agreement are forward-looking statements and involve risks and uncertainties.  These forward-looking statements are based on the Company's current assumptions and expectations.  Although the Company believes that its assumptions and expectations are reasonable, these assumptions may prove to be incorrect and these expectations may not be realized as a result of various risks and uncertainties, including those set forth in the Company's Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 9, 2012, under the heading “Risk Factors.”  If one or more of these risks and uncertainties materializes, or if the Company's underlying assumptions or expectations prove incorrect, the Company's expectations for the financial and operational impact of the Settlement Agreement could prove to be incorrect, and the Company's actual business, results of operations and financial condition could vary materially and adversely from those anticipated, estimated or expected. All forward-looking statements included in this report are expressly qualified in their entirety by the foregoing cautionary statements.  The Company assumes no, and specifically disclaims any, obligation to update, amend or clarify these forward-looking statements to reflect changes in factors or assumptions affecting such forward-looking statements after the date hereof.  The Company advises investors, however, to consult any further disclosures it makes on this subject in its periodic reports that it files with or furnishes to the Securities and Exchange Commission.

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 25, 2012, James M. Bolotin resigned from his position as Vice President, Corporate Controller (Principal Accounting Officer) of the Company, effective August 10, 2012. Mr. Bolotin has accepted a senior executive position at a private Chicago company. The duties of the Principal Accounting Officer will be performed on an interim basis by various Company personnel under the supervision of John Staton, Chief Financial Officer, until the Company appoints a new Principal Accounting Officer.

Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

See Exhibit Index attached hereto.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACCRETIVE HEALTH, INC.
Date:	July 30, 2012	By:	/s/ John T. Staton
John T. Staton
Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1 Settlement Agreement, Release and Order between the Company and the Minnesota Attorney General, entered into on July 30, 2012.